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                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE


NYMAGIC, INC. REPORTS 2005 THIRD QUARTER RESULTS


     New York, November 7, 2005 - NYMAGIC, INC. (NYSE: NYM) reported today the results of consolidated operations for the third quarter and nine months ended September 30, 2005.

      George R. Trumbull, Chairman of the Board, announced that the Company reported a net loss for the third quarter ended September 30, 2005 of $5.2 million or $.60 per diluted share, compared with net earnings of $5.0 million, or $.50 per diluted share, for the third quarter of 2004. Net earnings for the nine months ended September 30, 2005 totaled $3.0 million, or $.34 per diluted share, compared with $8.6 million, or $.87 per diluted share, for the nine months ended September 30, 2004. The third quarter of 2005 included approximately $13.9 million, or $1.59 per diluted share, in after-tax losses arising from hurricanes Katrina and Rita. The third quarter of 2004 reflected an after-tax benefit of $5.4 million, or $.55 per diluted share, from a reduction in loss reserves in the aircraft line relating to the events occurring on September 11, 2001, as well as after-tax losses of $2.1 million, or $.21 per diluted share, from Hurricane Ivan.

      The Company's combined ratio was 182.2% for the three months ended September 30, 2005 as compared with 89.0% for the same period of 2004. The Company's combined ratio was 117.5% for the nine months ended September 30, 2005 as compared with 98.3% for the same period of 2004. Losses incurred from hurricanes Katrina and Rita added 88.3% and 21.7% to the combined ratios for the third quarter and nine months ended September 30, 2005, respectively.

     Gross premiums written for the third quarter and first nine months of 2005 increased by 3% to $48.3 million and by 17% to $150.4 million, respectively, over the same period of 2004. Net premiums written for the third quarter ended September 30, 2005 decreased by 34% to $23.4 million compared with the same period of 2004. Net premiums written for the first nine months of 2005 decreased by 2% to $96.9 million from the same period of 2004. Net premiums earned for the third quarter ended September 30, 2005 decreased by 21% to $23.1 million compared with the same period of 2004. Net premiums earned for the first nine months of 2005 increased by 14% to $95.5 million over the same period of 2004. Net premiums written and net premiums earned for the third quarter of 2005 and nine months ended September 30, 2005 were each adversely affected by $14.7 million in reinstatement reinsurance premiums as a result of losses sustained from hurricanes Katrina and Rita. This compares to $1.5 million in reinstatement reinsurance premium costs for Hurricane Ivan for the same periods in 2004.

      Net investment income increased by 117% to $11.8 million for the third quarter of 2005 compared with $5.4 million for the same period of 2004. Through the first nine months ended September 30, 2005, investment income increased by 97% to $25.3 million as compared with $12.8 million for the same period of 2004. The increases principally reflect a larger investment portfolio in 2005 compared with 2004, stronger returns from the hedge fund portfolio and higher yields on short-term investments.



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      Net realized investment losses after taxes were $43,000, or $.00 per diluted share, for the third quarter of 2005, as compared with net realized investment gains after taxes of $404,000, or $.04 per diluted share, for the same period of 2004. Net realized investment losses after taxes for the nine months ended September 30, 2005 were $167,000, or $.02 per diluted share, compared with net realized investment gains of $403,000, or $.04 per diluted share, for the same period in 2004.

     At September 30, 2005 the Company's total cash, investments and receivables for securities sold amounted to $654.9 million. The investment portfolio at September 30, 2005 consisted of cash and short-term investments and receivables for securities sold of $205.8 million, or 31.4%; fixed maturities of $262.3 million, or 40.1% and limited partnership hedge funds of $186.8 million, or 28.5%.

     During 2005, shareholders' equity declined by $25.7 million to $232.4 million, largely reflecting the repurchase of 1,092,735 shares of the Company's Common Stock for approximately $27.1 million.

     Mr. Trumbull, in commenting on the results, said, "Overall I'm pleased with the quarter and with our results for the first nine months of 2005 given that NYMAGIC, like the rest of the industry, had to absorb claims from two major hurricanes. Our reinsurance program worked the way it was designed to work and mitigated the impact of these hurricanes on our bottom line. In addition, hedge fund returns were outstanding for the quarter and helped to generate a significant increase in investment income. Gross premiums written increased by 17% year to date, continuing the pattern of good growth. And lastly, our expense ratio, after adjusting for Rita and Katrina, was down slightly from the second quarter, continuing the trend of the last three quarters."

    NYMAGIC, INC. will hold a conference call on its third quarter 2005 financial results live on Tuesday, November 8, 2005 at 9:00 A.M. EST. The call will last for up to one hour.

    Investors and interested parties will have the opportunity to listen to and join in the call by calling 800-340-2732 and registering with the operator. Please call no later than 10 minutes prior to the start of the call to register. A replay of the conference call will be available for 30 days by dialing 800-642-1687 and entering ID 1916191.

     NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.

     This report contains certain forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, the likelihood of the Company's success in developing and expanding its business. Any forward-looking statements concerning the Company's operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company's performance in 2005 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of


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the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, and hurricanes Katrina and Rita, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as "intends," "intend," "intended," "believes," "estimates," "expects," "anticipates," "plans," "projects," "forecasts," "goals," "could have," "may have" and similar expressions. These risks could cause actual results for the 2005 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.



     (COMPARATIVE TABLE ATTACHED)

     CONTACT:                  A. George Kallop
                               NYMAGIC. INC.
                               (212) 551-0744


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                                  NYMAGIC, INC.
                                TABLE OF RESULTS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 THREE MONTHS ENDED                NINE MONTHS ENDED
                                                   SEPTEMBER 30,                      SEPTEMBER 30,
                                               2005              2004             2005              2004
                                             ---------         ---------        ---------         ---------
REVENUES:
Net premiums earned                          $  23,138         $  29,168        $  95,487         $  83,587
Net investment income                           11,755             5,429           25,301            12,827
Realized investment gains (losses)                 (66)              621             (257)              620
Commission and other income                        953               131            1,409             2,078
                                             ---------         ---------        ---------         ---------

Total revenues                                  35,780            35,349          121,940            99,112

EXPENSES:
Net losses & loss adjustment expenses           28,896            14,475           69,988            47,801
Policy acquisition expenses                      7,107             5,840           22,223            17,386
General & administrative expenses                6,148             5,639           20,026            16,946
Interest expense                                 1,670             1,671            5,009             3,684
                                             ---------         ---------        ---------         ---------

Total expenses                                  43,821            27,625          117,246            85,817

Income (loss) before income taxes               (8,041)            7,724            4,694            13,295

Total income tax expense (benefit)              (2,811)            2,743            1,649             4,688
                                             ---------         ---------        ---------         ---------

Net income (loss)                            $  (5,230)        $   4,981        $   3,045         $   8,607

Earnings per share:
       Basic                                 $    (.60)        $     .51        $     .35         $     .88
                                             ---------         ---------        ---------         ---------
       Diluted                               $    (.60)        $     .50        $     .34         $     .87
                                             ---------         ---------        ---------         ---------

Weighted average shares outstanding:
       Basic                                     8,716             9,739            8,728             9,731
       Diluted                                   8,716             9,885            8,879             9,925



BALANCE SHEET DATA:                        SEPTEMBER 30,      DECEMBER 31,
                                               2005              2004
                                             ---------         ---------
Shareholders' equity                         $ 232,408         $ 258,118
Book value per share (1)                     $   25.77         $   25.91

     (1) Calculated on a fully diluted basis.



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SUPPLEMENTARY INFORMATION:

                                           NYMAGIC GROSS PREMIUM WRITTEN
-----------------------------------------------------------------------------------------------------------------
                  BY SEGMENT         THREE MONTHS ENDED SEPTEMBER 30,          NINE MONTHS ENDED SEPTEMBER 30,
-----------------------------------------------------------------------------------------------------------------
                                      2005           2004      Change         2005           2004       Change
-----------------------------------------------------------------------------------------------------------------
                                                            (Dollars in thousands)
Ocean marine                        $ 23,935       $ 24,463      (2%)       $ 80,170       $ 80,276        0%
Inland marine/fire                     5,798          4,368       33%         17,705         11,469       54%
Other liability                       18,294         17,805        3%         52,229         36,676       42%
                                    --------       --------     ----        --------       --------     ----
      Subtotal                        48,027         46,636        3%        150,104        128,421       17%
Runoff lines (Aircraft)                  239             95      152%            333            350       (5%)
-----------------------------------------------------------------------------------------------------------------
                       Total        $ 48,266         46,731        3%        150,437        128,771       17%
=================================================================================================================



                                           NYMAGIC NET PREMIUM WRITTEN
-----------------------------------------------------------------------------------------------------------------
                  BY SEGMENT          THREE MONTHS ENDED SEPTEMBER 30,         NINE MONTHS ENDED SEPTEMBER 30,
-----------------------------------------------------------------------------------------------------------------
                                      2005           2004      Change         2005           2004       Change
-----------------------------------------------------------------------------------------------------------------
                                                           (Dollars in thousands)
Ocean marine                        $  5,357       $ 18,358     (71%)       $ 49,855       $ 64,153      (22%)
Inland marine/fire                     2,161          1,375       57%          6,016          3,677       64%
Other liability                       15,566         15,606        0%         40,777         31,437       30%
                                    --------       --------     ----        --------       --------     ----
      Subtotal                        23,084         35,339     (35%)         96,648         99,267       (3%)
Runoff lines (Aircraft)                  272             18        NM            212              9       NM
-----------------------------------------------------------------------------------------------------------------
                       Total          23,356         35,357     (34%)         96,860         99,276       (2%)
=================================================================================================================

                                            NYMAGIC NET PREMIUM EARNED
-----------------------------------------------------------------------------------------------------------------
                  BY SEGMENT          THREE MONTHS ENDED SEPTEMBER 30,         NINE MONTHS ENDED SEPTEMBER 30,
-----------------------------------------------------------------------------------------------------------------
                                      2005           2004      Change         2005           2004       Change
-----------------------------------------------------------------------------------------------------------------
                                                          (Dollars in thousands)
Ocean marine                        $  6,051       $ 18,151     (67%)       $ 49,918       $ 56,534      (12%)
Inland marine/fire                     1,823          1,355       35%          4,958          3,680       35%
Other liability                       14,992          9,624       56%         40,399         23,376       73%
                                    --------       --------     ----        --------       --------     ----
      Subtotal                        22,866         29,130     (22%)         95,275         83,590       14%
Runoff lines (Aircraft)                  272             38        NM            212            (3)        NM
-----------------------------------------------------------------------------------------------------------------
                       Total          23,138         29,168     (21%)         95,487         83,587       14%
=================================================================================================================


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